Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mid Penn Bancorp, Inc. and subsidiaries of our report dated February 29, 2008 relating to the consolidated financial statements of Mid Penn Bancorp, Inc. and subsidiaries for the year ended December 31, 2007.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Parente Randolph, LLC
Williamsport, Pennsylvania
January 16, 2009